EXHIBIT 10.1

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

2007 INCENTIVE STOCK PLAN

1. Purpose and Effective Date.

American Safety Insurance Holdings, Ltd. (the “Company”) has established this 2007 Incentive Stock Plan (the “Plan”) to facilitate the retention and continued motivation of key employees, consultants and directors of the Company and its subsidiaries and to align more closely their interests with those of the Company and its stockholders. The Plan shall be effective on the date it is approved by the stockholders of the Company (the “Effective Date”) and no further awards shall be made under the Plan subsequent to the tenth anniversary of the Effective Date.

The Plan will serve as the successor to the Company’s existing 1998 Incentive Stock Option Plan, (the “Predecessor Plan”). All outstanding awards under the Predecessor Plan as of the Effective Date will remain outstanding awards under the Predecessor Plan. Each such outstanding award will continue to be governed by the express terms and conditions of the agreements evidencing such award. No provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards under the Predecessor Plan with respect to their acquisition of shares of the Company’s common stock thereunder. However, no further awards shall be made under the Predecessor Plan following the Effective Date.

2.  Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) or such other committee consisting solely of independent directors as the Board may designate. The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee’s interpretations of the Plan, and all actions taken by it, and determinations made by it, shall be binding on all persons. No Board or Committee member shall be personally liable for any determination, decision or action made in good faith with respect to the Plan.

Subject to the terms of the Plan, the Committee may delegate to the Chief Executive Officer of the Company the authority to grant awards, and to make any or all of the determinations reserved to the Committee with respect to awards that have been granted, to any individual who, at the time of such grant or other determination, (a) is not an officer or director of the Company required to file reports under Section 16 of the Securities Exchange Act of 1934 with respect to Common Stock of the Company and (b) is otherwise eligible to participate in the Plan under Section 4 hereof.

3.  Shares Subject to Plan. A total of 2,000,000 shares of Common Stock of the Company (“Shares”) may be issued pursuant to the Plan. Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered or do not vest for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant’s investment in the Shares, such number of Shares shall be available again for issuance under the Plan.

Notwithstanding the foregoing, Shares tendered (either actually or through attestation) to pay the option exercise price, Shares withheld for the payment of withholding taxes and Shares and other awards repurchased by the Company from a person using proceeds from the exercise of awards by that person shall not return to the share reserve, and the determination of the number of Shares used in connection with stock-settled stock appreciation rights shall be based on the number of Shares with respect to which the rights were based and not just the number of Shares delivered upon settlement. Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition shall reduce the share reserve. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares, any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

4.  Eligibility. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan and any grant or exercise of an award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. The maximum number of Shares with respect to which incentive stock options, nonqualified stock options and stock appreciation rights may be granted to any one person in any calendar year shall not exceed 100,000.

5.  Awards. The Committee may grant awards under the Plan to eligible persons in the form of incentive stock options (within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code)), nonqualified stock options, stock grants, stock units, restricted stock, stock appreciation rights and performance shares and units. The Committee shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustment for reorganization or dividends, subject to the following:

(a)   All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b) The exercise price of any option or stock appreciation right shall not be less than the fair market value of a corresponding number of Shares as of the date of grant. For purposes of the Plan, “fair market value” shall mean the closing price for a Share on the date of grant as reported by the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. If the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares shall be determined by the Committee in good faith and in accordance with a reasonable valuation method as determined under Section 409A of the Code and the rules and regulations promulgated thereunder. The maximum term on options or stock appreciation rights shall not exceed ten (10) years.

(c) Options and stock appreciation rights shall vest over a minimum of three years (and shall vest no more quickly than ratably), and all other awards shall have a minimum vesting or holding period of three years, provided that (i) awards that are issued in connection with mergers and acquisitions may have vesting and holding periods that are the same as any awards that they are replacing or otherwise as deemed appropriate by the Committee and (ii) a vesting or holding period may be reduced as a result of death, disability, retirement, a merger or sale, termination of employment or other extraordinary event. In the absence of an extraordinary event, the vesting and holding restrictions applicable to an award shall not be reduced or otherwise waived.

(d) No more than 1,000,000 of the Shares may be awarded in a form other than options or stock appreciation rights.

(e) No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to Section 3 above shall not be considered repricing.

(f) When issuing performance shares or units, performance measures may include: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, revenue, cash flow, market share, relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company’s meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures, subject to a performance period of no less than two calendar or fiscal years.

(g) All awards shall be settled on the effective date of the exercise of such award by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) in Shares owned by the award recipient for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise; or (iii) subject to the approval of the Committee, such other provision as the Committee may from time to time authorize.

(h) Shares granted from the Plan may be used as a form of payment for compensation, grants or rights earned or due under other Company plans or arrangements.

6.  Amendment of the Plan. The Board or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, change the provisions of Section 5(a), (d) or (e) above, or expand those eligible for grants under the Plan.

7. Miscellaneous.It is intended that any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code. The Plan shall be governed by the laws of Bermuda.

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